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                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of the 25th day of February, 1998, (the "Effective Date"), by and among SalesKit Software Corporation, a Missouri corporation ("Seller"); Arch Acquisition Corp., a Virginia corporation ("Buyer"); and Crestar Bank, a Virginia banking corporation ("Escrow Agent").

                                   RECITALS:

         R-1.    As of the date hereof Buyer and Seller have entered into an
Asset Purchase Agreement (the "Purchase Agreement") under the terms of which Buyer has agreed to purchase from Seller and Seller has agreed to sell to Buyer various assets described therein.

         R-2.    Under the terms of the Purchase Agreement Buyer is to deliver in escrow to Escrow Agent the sum of Five Million Nine Hundred Fifty-Four Thousand Dollars ($5,954,000.00) which is intended to be applied under the terms of the Purchase Agreement to pay all of the "Cash Purchase Price" except the "Exclusivity Fee" as those terms are used in the Purchase Agreement.

         R-3.    The capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Purchase Agreement.

         NOW, THEREFORE, in consideration of their respective promises and undertakings hereunder, the parties hereto, each intending to be legally bound hereby, do covenant and agree respectively as follows:

         1. Delivery and Receipt of Funds. Simultaneously with the execution of this Agreement and pursuant to the Purchase Agreement, Buyer has delivered to the Escrow Agent the sum of Five Million Nine Hundred Fifty-Four Thousand Dollars ($5,954,000.00) in immediately available funds to be held under the terms and conditions set forth herein and in the Purchase Agreement. Receipt of the funds so deposited (the "Escrow Fund") is hereby acknowledged by the Escrow Agent.

         2.      Duties of the Escrow Agent.

                 (a) The Escrow Agent shall invest and reinvest the Escrow Fund in Authorized Investments (as defined below). Interest or other income and net gains, if any, realized on any assets held in the Escrow Fund shall be deemed a portion of the Escrow Fund and shall from time to time be reinvested by the Escrow Agent in Authorized Investments as promptly as practicable. The Escrow Agent may refrain from investing the Escrow Fund until it receives such written investment instructions as it may reasonably request.





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                 (b)      For purposes of this Agreement, "Authorized
Investments" means investments in tax exempt municipal bonds having a rating of "AA" (or equivalent) or better or in tax exempt money market accounts that invest in tax exempt municipal bonds having a rating of "AA" (or equivalent) or better. All Authorized Investments shall mature not more than one (1) year after the date of purchase thereof.

         3.      Disbursement of Funds.

                 (a) Unless otherwise provided in Section 3(b) below the Escrow Fund shall be disbursed by Escrow Agent as follows:

                          (i)   At such time as the Escrow Agent receives
written notification and instructions from Buyer that the requirements of
Section 3.2.b of the Purchase Agreement have been satisfied, the Escrow Agent shall disburse Four Hundred Thousand Dollars ($400,000.00) to Seller as payment of the Advance Payment.

                          (ii)     At such time as the Escrow Agent receives
written notice and instructions from Buyer that the Closing conditions of
Article IX of the Purchase Agreement have been satisfied and that the documents required to be delivered by Seller under Article X of the Purchase Agreement have been delivered, the Escrow Agent shall disburse Four Million Seven Hundred Four Thousand and No/100 Dollars ($4,704,000.00) to Seller and will disburse to Buyer any amount in the Escrow Fund in excess of the Holdback.

                          (iii)   Escrow Agent shall disburse the balance of
the Escrow Fund (constituting the Holdback under the terms of the Purchase Agreement) only upon receipt, and pursuant to the terms of (1) written instructions signed by both Buyer and the Seller, (2) a copy of the final decision of the arbitrators with respect to those Claims that have been submitted to arbitration pursuant to Section 13.5 of the Purchase Agreement, which copy shall be certified by such arbitrators or (3) a certified copy of the final decree of any court in litigation involving a Third Party Claim in which both Seller and the Claimant were parties and in which Seller's indemnification obligation pursuant to Article XIII of the Purchase Agreement was decided.

                          (iv)    On December 15, 1998, the Escrow Agent shall
release to Seller from the Escrow Fund the remaining balance of the Escrow Fund, unless, prior to said date, Buyer provides to the Escrow Agent (with a copy to Seller) a "written statement of pending claims" as defined in Section
13.7 of the Purchase Agreement, which sets forth pending or threatened Claims or other matters which may result in Claims for which Buyer believes Seller is obligated to provide indemnification pursuant to Section 13.1 of the Purchase Agreement and an estimate of the amount of such possible damages. Following receipt of such a written statement, the Escrow Agent shall continue to hold a sufficient amount of the Escrow Fund to reimburse the Buyer Group for such estimated Claims and shall disburse such amount only upon receipt, and pursuant to the terms, of (1) written instructions signed by both Buyer and the Seller,
(2) a copy





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of the final decision of the arbitrators with respect to those Claims that have been submitted to arbitration pursuant to Section 13.5 of the Purchase Agreement, which copy shall be certified by such arbitrators or (3) a certified copy of the final decree of any court in litigation involving a Third Party Claim in which both Seller and the Claimant were parties and in which Seller's indemnification obligation pursuant to Article XIII of the Purchase Agreement was decided.

                 (b)      Notwithstanding anything to the contrary contained in
Section 3(a) above to the contrary, Escrow Agent shall release the entire Escrow Fund to Buyer, if either (i) Escrow Agent receives notice from Buyer that Seller has terminated the Purchase Agreement pursuant to Section 15.2 of the Purchase Agreement (with a copy of Seller's Termination Notice attached thereto), or (ii) Escrow Agent receives notice from Buyer that Buyer has terminated the Purchase Agreement pursuant to Section 15.3.a or Section 15.3.b of the Purchase Agreement (with copy of Buyer's Termination Notice attached thereto). Upon disbursement of the Escrow Fund to Buyer pursuant to this
Section 3(b), Escrow Agent shall thereupon and thereafter be freed and discharged of all obligations and liabilities under this Agreement.

         4. Fees. Buyer and Seller shall share equally and shall pay to Escrow Agent, in advance, all fees of the Escrow Agent at its prescribed rate.

         5.      Limitation Upon Obligation of Escrow Agent.

                 (a) Escrow Agent shall not be required to inquire into the truth of any statements or representations contained in any notices, certificates, or other documents required or permitted hereunder, and it may assume that the signatures on any such documents are genuine, that the persons signing on behalf of any party thereto are duly authorized to issue such document, and that all actions necessary to render any such documents binding on any party thereto have been duly undertaken. Without limiting the foregoing, Escrow Agent may in its discretion require from Seller or Buyer additional documents which it deems to be necessary or appropriate to aid it in the course of performing its obligations hereunder.

                 (b) Notwithstanding any other provision of this Agreement, in the event Escrow Agent receives conflicting demands from Seller and Buyer respecting the Escrow Fund to Buyer hereunder, Escrow Agent may, in its sole discretion, file an interpleader action with respect thereto in any court of competent jurisdiction and deposit the Escrow Fund with the clerk of the court or withhold release of the Escrow Fund until instructed otherwise by court order.

                 (c) Seller and Buyer do hereby jointly and severally (i) release, and agree to indemnify and hold harmless, Escrow Agent from and against any and all liability for losses, damages, and expenses (including attorneys' fees) that may be incurred by it on account of any action taken by Escrow Agent in good faith pursuant to this Agreement, and (ii) agree to defend and indemnify Escrow Agent from and against any and all claims, demands, or actions arising





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out of or resulting from any action taken by Escrow Agent in good faith pursuant to this Agreement.

                 (d) Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent (i) shall not be under any duty to give the Escrow Fund any greater degree of care than it gives its own similar property and (ii) does not have and will not have any interest in the Escrow Fund but is a mere holder thereof. The Escrow Agent shall be under no obligation to institute or defend any actions, suit or legal proceeding in connection herewith or to take any other action likely to involve it in expense unless first indemnified to its satisfaction.

         6. Independent Contractor Status. The parties hereto are and shall be independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, or agency relationship between or among the parties hereto. Without limiting the generality of the foregoing, Escrow Agent shall be regarded as an independent custodian of the Licensed Work and not as an agent or trustee of Seller.

         7. Term of Agreement. The term of this Agreement shall commence on the effective date hereof and shall continue until the entire Escrow Fund is disbursed to either Buyer or Seller pursuant to Section 3 above.

         8.      Miscellaneous.

                 (a) The parties hereto agree that they shall comply with all applicable laws and regulations of governmental bodies or agencies in their respective performance of their obligations under this Agreement.

                 (b) Each party represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party; and further agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto (except that an assignment by Buyer of such rights requires only the consent of Seller, and an assignment by Seller requires only the consent of Buyer).

                 (c) All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):





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if to Seller to:

         SalesKit Software Corporation
         10845 Olive Boulevard
         Suite 190
         St. Louis, MO  63141
         Attention:  Anthony P. Mitchell
         Telephone No. (314) 432-7205
         Facsimile No. (314) 567-0439

with a copy to:

         Armstrong, Teasdale, Schafly & Davis
         One Metropolitan Square
         St. Louis, MO  63102-2740
         Attention: Jeffrey D. Fisher, Esquire
         Telephone No. (314) 621-5070
         Facsimile No. (314) 621-5065

if to Buyer to:

         Arch Acquisition Corp.
         8280 Greensboro Drive
         Suite 300
         McLean, Virginia  22102
         Attention:  Kenneth E. deLaski
         Telephone No. (703) 734-8606 Ext. 4410
         Facsimile No. (703) 734-1146

with a copy to:

         Hazel & Thomas, P.C.
         3110 Fairview Park Drive
         Suite 1400
         Falls Church, Virginia  22042
         Attention: Robert E. Gregg, Esquire
         Telephone No. (703) 641-4234
         Facsimile No. (703) 641-4340





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if to Escrow Agent to:

         Crestar Bank
         919 East Main Street
         Richmond, Virginia 23219
         Attention: Corporate Trust - Escrow Administration
         Telephone No. (804) 782-5170
         Facsimile No. (804) 782-7855

                 (d) This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its conflicts of laws principles.

                 (e) No amendment or modification of this Agreement shall be effective unless set forth in a writing executed by authorized representatives of the parties hereto. No waiver of any provision of this Agreement shall be effective unless it is set forth in a writing which refers to the provisions so waived and the instrument in which such provision is contained and is executed by an authorized representative of the party waiving its rights. No failure or delay by any party in exercising any right, power, or remedy will operate as a waiver of any such right, power, or remedy.

                 (f) Unless otherwise specified in this Agreement, time shall be of the essence with respect to the duties, obligations, and performance of Seller under this Agreement.

                 (g) No party shall be held responsible for any act, failure, event, or circumstance addressed herein if such act, failure, event, or circumstance is caused by conditions beyond such party's reasonable control.

                 (h) If any provision of this Agreement is held illegal, unenforceable, or in conflict with any law of any federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining provisions hereof shall not be affected thereby.

                 (i) The provisions of this Agreement and its Attachments, by their terms, constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof.

                 (j) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as set forth below.

                                  BUYER:

                                          ARCH ACQUISITION CORP.


                                          By: /s/
                                             ---------------------------------
                                               Kenneth E. deLaski, President


                                  SELLER:

                                          SALESKIT SOFTWARE CORPORATION


                                          By: /s/
                                             ---------------------------------
                                               Anthony P. Mitchell, President

                                  ESCROW AGENT:

                                          CRESTAR BANK


                                          By: /s/
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------





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